Exhibit 99.1

FOR IMMEDIATE RELEASE

Lantronix Reports Fiscal 2016 First Quarter Financial Results

--Company Reports Non-GAAP Net Income of $0.01 per Share--

Irvine, Calif., October 29, 2015 – Lantronix, Inc. (the “Company”) (NASDAQ: LTRX) a specialized networking company providing smart IoT and M2M solutions, today reported results for its first fiscal quarter ended September 30, 2015.

Quarterly Financial Highlights

•	Net revenue of $10.6 million
•	Gross profit margin of 47.9%
•	GAAP net loss of $331,000 or $0.02 per share
•	Non-GAAP net income of $124,000 or $0.01 per share
•	Cash and cash equivalents of $4.7 million

“We were pleased to achieve sequential topline growth and a return to non-GAAP profitability during the first fiscal quarter,” said Kurt Busch, Lantronix president and CEO. “New Products continued to make significant revenue contribution during the quarter, in particular our xPico Wi-Fi IoT module and SLC 8000 advanced console server.”

Busch continued: “Year-over-year results continue to be impacted by declining sales of Legacy Products. At the same time, with a pipeline of New Product opportunities and design wins, new platforms and solutions expected to launch over the next several quarters, and an expanding sales channel, we remain confident that our strategy will yield double-digit New Product revenue growth in fiscal 2016.”

Operational and Product Highlights for the First Quarter of Fiscal 2016:

▪	Lantronix SLC™ 8000 Advanced Console Server was selected by a new Tier One customer deploying a networking lab automation and test solution. The SLC 8000 was chosen because it is the first and only modular advanced console server supporting both USB and RS232 (RJ45) device modules and is designed to provide scalable, highly secure next-generation data center and IT infrastructure management capabilities.
▪	Completed delivery of the first significant production order for a consumer drone application using the xPico® Wi-Fi IoT Module. The xPico Wi-Fi is ideally suited to enable the Internet of Things in a wide range of verticals such as environmental monitoring, entertainment, security, and other industrial and consumer applications.
▪	Expanded the available market for the SLC 8000 by obtaining FIPS 140-2 Level 1 certification. FIPS 140-2 is a security standard for IT systems that is mandatory for many U.S. and Canadian government and military applications and also is increasingly becoming a requirement for financial services and healthcare applications.

▪	Launched the next generation xPrintServer® Office edition, the only print server appliance that supports thousands of printer models and is both Apple AirPrint and Google Cloud Print certified. In July 2015, the Apple Online store began carrying the newest xPrintServer Office edition.
▪	Yesterday, the Company announced the signing of a distribution agreement with Avnet, Inc. (NYSE: AVT) – a $27 billion leading technology distributor. Under terms of the agreement, Avnet will distribute Lantronix’s IoT-enabling modules and solutions throughout North and South America.

Financial Results for First Quarter of Fiscal Year 2016

Net revenue was $10.6 million for the first quarter of fiscal 2016, a decrease of $963,000, compared with $11.5 million for the first quarter of fiscal 2015, and an increase of $342,000 compared with the fourth quarter of fiscal 2015.

Gross profit margin was 47.9% for the first quarter of fiscal 2016, compared to 48.5% for the first quarter of fiscal 2015, and 47.1% for the fourth quarter of fiscal 2015.

Operating expenses were $5.4 million for the first quarter of fiscal 2016, compared with $5.8 million for the first quarter of fiscal 2015 and the fourth quarter of fiscal 2015.

GAAP net loss for the first quarter of fiscal 2016 was $331,000, or $0.02 per share, compared with GAAP net loss of $262,000, or $0.02 per share for the first quarter of fiscal 2015 and GAAP net loss of $1.0 million, or $0.07 per share for the fourth quarter of fiscal 2015.

Non-GAAP net income for the first quarter of fiscal 2016 was $124,000, or $0.01 per share, compared with non-GAAP net income of $264,000, or $0.02 per share for the first quarter of fiscal 2015 and non-GAAP net loss of $575,000, or $0.04 per share for the fourth quarter of fiscal 2015. For additional information regarding our non-GAAP results, see “Discussion of Non-GAAP Financial Measures” below.

Cash and cash equivalents were $4.7 million as of September 30, 2015 compared with $5.0 million as of June 30, 2015.

Conference Call and Webcast

Lantronix will host an investor conference call with a simultaneous audio webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its fiscal 2015 results. To access the live conference call, investors should dial 1-888-243-4451 (US) or 1-412-542-4135 (international) and indicate that they are participating in the Lantronix First Quarter FY 2016 call. The webcast will be available simultaneously via the investor relations section of the Company’s website at www.lantronix.com.

Investors can access a replay of the conference call starting at approximately 5:00 p.m. Pacific Time today at www.lantronix.com. A telephonic replay will also be available through November 5, 2015 by dialing 1-877-344-7529 (US) or 1-412-317-0088 (international) and entering passcode 10074744.

Upcoming Events

Lantronix management will present an overview of the Company’s business and technologies at the following investor conferences:

•	The Microcap Conference at the Philadelphia Marriott Downtown on Thursday, November 5, 2015
•	SeeThruEquity Fall Microcap Conference at the Convene Grand Central on Thursday, November 12, 2015.

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A copy of the Company’s slide presentation will be available on the investor relations section of the Company’s website at www.lantronix.com. For more information or to request a meeting, please contact E.E. Wang at 949-614-5879 or via email at investors@lantronix.com.

About Lantronix

Lantronix, Inc. (NASDAQ: LTRX) is a specialized networking company providing M2M (machine to machine) and IoT (Internet of Things) solutions. Our products deliver secure connectivity, device management and mobility for today’s increasingly connected world. By networking and managing devices and machines that have never before been connected, we enable our customers to realize the possibilities of the Internet of Things. Founded in 1989, Lantronix pioneers robust, intelligent and easy to deploy solutions for mission critical applications in a wide range of industries, including data center, medical, security, industrial, transportation, retail, financial and government. Lantronix is headquartered in Irvine, California, with offices in Europe, Asia and Japan. For more information, visit www.lantronix.com.

Learn more at the Lantronix blog, www.lantronix.com/blog, featuring industry discussion and updates. To follow Lantronix on Twitter, please visit www.twitter.com/Lantronix. View our video library on YouTube at www.youtube.com/user/LantronixInc or connect with us on LinkedIn at www.linkedin.com/company/lantronix.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information, when presented in conjunction with the corresponding GAAP measures, provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations of the non-GAAP financial measures to the financial measures calculated in accordance with GAAP should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Management believes that non-GAAP net income (loss) and non-GAAP net income (loss) per share are important measures of the Company’s business. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends to gain an understanding of our comparative operating performance.

Non-GAAP net income (loss) consists of net income (loss) excluding (i) non-GAAP adjustments to operating expenses, (ii) interest income (expense), (iii) other income (expense), and (iv) income tax provision (benefit).

Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by non-GAAP weighted-average shares outstanding (diluted). For purposes of calculating non-GAAP net income (loss) per share, the calculation of GAAP weighted-average shares outstanding (diluted) is adjusted to exclude share-based compensation, which for GAAP purposes is treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

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Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our sales expansion efforts, our relationships with certain customers, and our projected operating and financial performance. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market, LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

Investor Relations Contacts:

Jeremy Whitaker

Chief Financial Officer

949-453-3990

E.E. Wang

investors@lantronix.com

949-614-5879

© 2015 Lantronix, Inc. All rights reserved. Lantronix, xPico and xPrintServer are registered trademarks, and SLC is a trademark, of Lantronix, Inc. All other trademarks and trade names are the property of their respective holders.

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LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	June 30,
	2015	2015
Assets
Current assets:
Cash and cash equivalents	$4,718	$4,989
Accounts receivable, net	2,970	2,658
Inventories, net	8,988	9,503
Contract manufacturers' receivable	365	369
Prepaid expenses and other current assets	315	400
Total current assets	17,356	17,919
Property and equipment, net	1,476	1,471
Goodwill	9,488	9,488
Deferred tax assets	442	442
Other assets	60	93
Total assets	$28,822	$29,413

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,922	$3,633
Line of credit	700	700
Accrued payroll and related expenses	1,800	1,685
Warranty reserve	127	163
Deferred tax liabilities	442	442
Other current liabilities	3,790	3,849
Total current liabilities	9,781	10,472
Long-term capital lease obligations	138	152
Other non-current liabilities	308	80
Total liabilities	10,227	10,704

Commitments and contingencies

Stockholders' equity:
Common stock	2	2
Additional paid-in capital	206,543	206,326
Accumulated deficit	(188,321)	(187,990)
Accumulated other comprehensive income	371	371
Total stockholders' equity	18,595	18,709
Total liabilities and stockholders' equity	$28,822	$29,413

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LANTRONIX, INC.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2015	2014
Net revenue (1)	$10,573	$10,231	$11,536
Cost of revenue	5,506	5,411	5,937
Gross profit	5,067	4,820	5,599
Operating expenses:
Selling, general and administrative	3,725	4,060	4,075
Research and development	1,671	1,778	1,744
Total operating expenses	5,396	5,838	5,819
Loss from operations	(329)	(1,018)	(220)
Interest expense, net	(6)	(5)	(5)
Other income (expense), net	19	(5)	(21)
Loss before income taxes	(316)	(1,028)	(246)
Provision for income taxes	15	10	16
Net loss and comprehensive loss	$(331)	$(1,038)	$(262)

Net loss per share (basic and diluted)	$(0.02)	$(0.07)	$(0.02)

Weighted-average common shares (basic and diluted)	15,103	15,012	14,787

Net revenue from related parties	$68	$79	$79

'(1) Includes net revenue from related parties

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LANTRONIX, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2015	2014

GAAP net loss	$(331)	$(1,038)	$(262)
Non-GAAP adjustments:
Cost of revenue:
Share-based compensation	18	16	20
Depreciation and amortization	146	140	139
Total adjustments to cost of revenue	164	156	159
Selling, general and adminstrative:
Share-based compensation	171	187	174
Employer portion of withholding taxes on stock grants	2	–	–
Depreciation and amortization	51	37	65
Total adjustments to selling, general and administrative	224	224	239
Research and development:
Share-based compensation	44	42	61
Depreciation and amortization	21	21	25
Total adjustments to research and development	65	63	86
Total non-GAAP adjustments to operating expenses	289	287	325
Interest expense, net	6	5	5
Other income (expense), net	(19)	5	21
Provision for income taxes	15	10	16
Total non-GAAP adjustments	455	463	526
Non-GAAP net income (loss)	$124	$(575)	$264

Non-GAAP net income (loss) per share (diluted)	$0.01	$(0.04)	$0.02

Denominator for GAAP net income (loss) per share (diluted)	15,103	15,012	14,787
Non-GAAP adjustment	117	–	396
Denominator for non-GAAP net income (loss) per share (diluted)	15,220	15,012	15,183

GAAP operating expenses	$5,396	$5,838	$5,819
Non-GAAP adjustments to operating expenses	(289)	(287)	(325)
Non-GAAP operating expenses	$5,107	$5,551	$5,494

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LANTRONIX, INC.

Unaudited Net Revenues by Product Line and Region

(In thousands)

	Three Months Ended
	September 30, 2015			June 30, 2015			September 30, 2014
	IoT Modules	Enterprise Solutions	Total	IoT Modules	Enterprise Solutions	Total	IoT Modules	Enterprise Solutions	Total
New Products	$480	$1,273	$1,753	$318	$1,429	$1,747	$184	$1,536	$1,720
Legacy Products	4,752	4,068	8,820	4,757	3,727	8,484	5,444	4,372	9,816
	$5,232	$5,341	$10,573	$5,075	$5,156	$10,231	$5,628	$5,908	$11,536

	Three Months Ended
	September 30, 2015			June 30, 2015			September 30, 2014
	IoT Modules	Enterprise Solutions	Total	IoT Modules	Enterprise Solutions	Total	IoT Modules	Enterprise Solutions	Total
Americas	$1,664	$3,445	$5,109	$2,133	$3,469	$5,602	$2,409	$4,150	$6,559
EMEA	2,572	1,249	3,821	1,915	1,097	3,012	2,169	1,125	3,294
Asia Pacific	517	384	901	518	288	806	617	312	929
Japan	479	263	742	509	302	811	433	321	754
	$5,232	$5,341	$10,573	$5,075	$5,156	$10,231	$5,628	$5,908	$11,536

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